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                          INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Registration Statement of Carrier 1 International S.A. on Form S-1 of our report dated February 11, 2000 (March 1, 2000 as to the initial public offering described in Note 14), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

         Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Carrier 1 International S.A., listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE EXPERTA AG



David Wilson                                                  Aniko Smith

Zurich, Switzerland

August 17, 2000